                                    SUBLEASE
                          (Building 3950 - SQL Space)


         THIS SUBLEASE, made and entered into as of the 9th day of March, 1999, by and among TOWN SERVICES, INC., a Georgia corporation having an office and place of business at 3295 River Exchange Dr. Ste. 350 Norcross GA 30092 (herein called "Sublease"), TECHNOLOGY PARK/ATLANTA, INC., a Georgia corporation, having an office and place of business at 11555 Medlock Bridge Road, Suite 150, Duluth, Georgia 30097 (herein called "TPA"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (herein called "Master Lessor").


                              W I T N E S S E T H:

         WHEREAS, by virtue of that certain Lease (herein, as assigned, called the "Master Lease") dated March 20, 1997 by and between TPA, as landlord, and SQL Financials, International, Inc., a Delaware corporation (herein called "SQL"), as tenant, a copy of which is attached hereto as Exhibit "A", and by this reference incorporated herein and made a part hereof, TPA leased to SQL approximately 41,158 rentable square feet (herein called the "Premises") in that certain building (herein called the "Building") located at 3950 Johns Creek Court, Suwanee, Georgia 30024 and being more particularly described in the Master Lease;

         WHEREAS, TPA sold the Building and the underlying property to Master Lessor, and Master Lessor assumed the rights, duties and obligations as "Lessor" under the Master Lease;

         WHEREAS, by virtue of that certain Assignment of Lease dated July 24, 1998 (herein called the "SQL Assignment"), also attached hereto as part of Exhibit "A", SQL assigned its interest in the Master Lease as tenant to TPA;

         WHEREAS, Sublessee desires to sublease from TPA the Premises on the terms and conditions more particularly herein set forth;

         NOW, THEREFORE, in consideration of the mutual convenants, conditions and agreements herein contained, the parties hereby agree as follows:

         1. Definitions. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning set forth to them in the Master Lease.

         2. Sublease of Premises. TPA, for and in consideration of the rents and convenants specified to be paid, performed and observed by Sublessee, does hereby let, sublet, lease and demise to Sublessee the Premises for the Sublease Term (as defined herein), subject to the terms and conditions set forth in this Sublease and according to the covenants and conditions contained in this Sublease and the Master Lease.

          3. Term. This Sublease shall be for a term (herein called the "Sublease Term") commencing on May 1, 1999 (herein called the "Sublease Commencement Date") and terminating on July 14, 2004.

          4. Sublease Rent. Commencing on May 1, 1999, Sublessee shall pay to TPA as rent for said Premises annual rent equal to $9.67 per rentable square feet of the Premises, initially being the sum of THREE HUNDRED NINETY-SEVEN
NINE HUNDRED NINETY-SEVEN AND 36/100 ($397,997.86) per annum (herein called the "Annual Base Rent"), payable in monthly installments of THIRTY-THREE THOUSAND ONE HUNDRED SIXTY-SIX AND 49/100 DOLLARS ($33,166.49) (herein called the "Monthly Base Rent") in advance on the 1st day of each and every calendar month during the term hereof. Sublessee shall be responsible for and shall pay to TPA Lessee's Proportionate Share of Shared Expenses under Section 4 of the Master Lease, utilities under Section 6 of the Master Lease, and all other obligations of Lessee under the Master Lease. Monthly Base Rent shall be prorated at the rate of 1/30th of the Monthly Base Rent per day for any partial month. Beginning on the July 1, 1999 and on each July 1 thereafter during the Sublease Term, the Annual Base Rent and Monthly Base Rent shall automatically increase by an amount equal to three percent (3%) over the preceding year's Annual Base Rent and Base Rent.

          THE SUBLESSEE SHALL MAIL ALL RENTAL PAYMENTS TO THE FOLLOWING ADDRESS:

                              TECHNOLOGY PARK/ATLANTA, INC.
                              ATTENTION:  PRESIDENT
                              11555 MEDLOCK BRIDGE ROAD
                              SUITE 150
                              DULUTH, GEORGIA 30097

Notwithstanding the foregoing of this Section 4, Sublessee shall have no obligation to pay Monthly Base Rent for the period beginning on May 1, 1999 and ending on September 30, 1999.

          5. Security Deposit. Contemporaneously with the execution of this Sublease, Sublessee shall pay TPA a security deposit in the amount of THIRTY-THREE THOUSAND ONE HUNDRED SIXTY-SIX AND 49/100 DOLLARS ($33,166.49) (herein called the "Security Deposit") to be held by TPA with interest for the performance by Sublessee of Sublessee's covenants and obligations under this Sublease. If Sublessee shall at any time fail to pay any amount due under this Sublease or otherwise, TPA may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Security Deposit to the extent necessary toward the payment of any such amount due. If TPA applies the Security Deposit or a portion thereof as provided in this Section 5, Sublessee shall immediately upon notice from TPA of such application pay the amount so applied to TPA, it being the intent of the parties that the Security Deposit held by TPA always be in the amount stated above. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of TPA's damages in the event of any default by Sublessee. If, at the expiration or other termination of this Sublease, Sublessee is not in default under this Sublease, the Security Deposit shall be returned by TPA to Sublessee with interest.

         6. Signs. Sublessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (herein collectively called "Signs") on the exterior of the Building, Common Areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises or the Building without first securing written consent from TPA and Master Lessor therefor. Any Sign permitted hereunder shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable thereto. TPA shall remove all Signs at the expiration or other termination of this Sublease, at TPA's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Sublessee's Signs. TPA and Master Lessor hereby agree that Sublessee may place its corporate name on the top line of the Building monument signs that is located in front of the Building. Such monument sign face may and will be shared with other Building tenants. All such Signs shall be subject to approval in advance from the Johns Creek Design Control Committee in each instance. In addition, Sublessee shall be entitled to signage at the entrance to its suite of subject to the prior approval by Master Lessor.

         7. Access. Sublessee shall have access to the Premises and all Building Common Areas twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year.

         8. Master Lease. This Sublease is subject and subordinate in all respects to said Master Lease. The provisions of the Master Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Premises with the same effect as if TPA and Sublessee were, respectively, the landlord and tenant named in the Master Lease, except as otherwise expressly modified or amended in this Sublease. Sublessee hereby covenants to perform the covenants and undertakings of TPA as tenant under the Master Lease to the extent the same are applicable to the Premises during the term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Master Lease. The performance by TPA of its obligations under this Sublease are conditioned upon due performance by Master Lessor of its corresponding obligations under the Master Lease, and notwithstanding anything to the contrary contained in this Sublease, TPA shall not be in default under this Sublease for failure to render such services or perform such obligations required of TPA by the terms of this Sublease which are the sole responsibility of the Master Lessor as landlord under the Master Lease, but TPA agrees to take all due diligence and reasonable measures to insure that Master Lessor performs said obligations. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease. Sublessee acknowledges that it has received a copy of said Master Lease by virtue of its attachment to this Sublease.

         In the event that Master Lessor defaults under its obligations under the Master Lease, Sublessee shall promptly notify TPA in writing of such default and TPA shall have (and Master Lessor agrees that TPA shall have) thirty (30) days within which to cure such default (or if such default is not capable of being cured within such time, TPA shall commence the cure within the initial thirty day period and diligently proceed to cure such default to completion). In the event that TPA does not cure the default within such thirty (30) day period or does not diligently proceed to cure such default if such default is not capable of being cured within such thirty (30) day period, Sublessee shall have (and Master Lessor agrees that Sublessee shall have) the right to cure such default on TPA's behalf and TPA shall promptly reimburse Sublessee for all reasonable, out-of-pocket expenses incurred by Sublessee in connection with such cure. Master Lessor shall provide Sublessee written notice of TPA's default hereunder at the address specified below at the time of default.

         9. Default. Except as provided in Section 8 above, failure to perform any payment obligation under this Sublease, within five (5) days' receipt of written notice from the non-defaulting party shall be deemed an event of default under this Sublease and the non-defaulting party shall be entitled to all remedies available at law or equity. In addition, any act, omission or other matter that is a lessee default under the Master Lease shall be a default hereunder (provided written notice has been received by Sublessee of such act, omission, or other matter) if such act, omission, or other matter is not cured within the applicable cure period less one (1) day of such act, omission, or other matter. If the Master Lease does not provide for a cure period, then such act, omission or other matter that is a lessee default under the Master Lease shall immediately be an event of default hereunder.

         10. Holdover. Any holding over by Sublessee beyond the expiration date of this Sublease shall be deemed unlawful unless expressly consented to by TPA in writing, and TPA shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Sublessee. Sublessee shall indemnify and hold TPA harmless against and from any and all loss, cost, expense and liability incurred by TPA under the Master Lease by reason of any such holding over.

         11. Notices. All notices, requests, demands and other communications with respect to this Sublease, whether or not herein expressly provided for, shall be given in the same manner and under the same conditions as set forth in the Master Lease. All notices to Sublessee shall be sent to Towne Services, Inc., 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024. Master Lessor agrees to and shall give concurrent notice of all matters, including any default, to TPA and Sublessee in accordance with Section 34 of the Master Lease. Sublessee and TPA shall promptly forward to the other any notice given to or received from Master Lessor.

         12. Assignment. Sublessee shall not assign, let or underlet or permit to be subleased all or any portion of said Premises or any part thereof to be used by others for hire, without the prior written consent of (i) Master Lessor under the Master Lease and (ii) TPA. TPA shall cooperate to obtain from Master Lessor any and all consents and approvals necessary to assign, let or underlet or permit to be subleased such space in accordance with the Master Lease.

          13.  Build Out of Premises.

               (a) Preliminary Space Plans and Working Drawings. TPA shall, at TPA's expense, such expense not to exceed FOUR THOUSAND AND NO/100 DOLLARS ($4,000.00), cause WAKEFIELD BEASLEY ASSOCIATES (herein called the "Architect") to develop a preliminary space plan and construction working drawings for the construction of and improvement to the Premises. TPA shall cause such plan and such working drawings, respectively, to be submitted to Master Lessor, TPA and Sublessee for each of their approval, with each approval being a condition precedent to such construction of and improvement to the Premises and TPA's obligations under this Section 13. Master Lessor, TPA and Sublessee each shall approve or disapprove of such plan or such working drawings, as the case may be, within five (5) days of receipt of such plan or working drawings, with the failure so to approve or disapproved deemed a disapproval. The preliminary space plan, as so approved, is herein called the "Approved Plan" and the construction working drawings, as so approved, are herein called the "Approved Working Drawings". Any modification or amendment to either the Approved Plan or the Approved Working Drawings must be approved in advance by Master Lessor, TPA and Sublessee in accordance with the approval procedure set forth in this Section 13(a).

               (b) Construction Management Services. TPA shall, at no cost or expense to Sublessee, provide standard construction management services for the construction and improvement of the Premises for the scope of work set forth in the initial Approved Plan and Approved Working Drawings, all in accordance with such Approved Plan and Approved Working Drawings. Sublessee shall pay all costs associated with such construction and improvement of the Premises on a timely basis, as and when incurred, and as a precondition to TPA's obligation to provide such services. All such construction and improvement of the Premises shall comply with the Master Lease.

               (c) General Contractor Bid Process. TPA shall solicit bids for the general contractor work for the construction and improvement of the Premises to two (2) general contractors of Sublessee's election and one (1) general contractor of TPA's election, with the instruction for bids for such work to be submitted within five (5) business days after the date of TPA's delivery of such solicitation to bid. TPA shall notify Sublessee of the terms and conditions of each bid so submitted by a general contractor. No later than the earlier of (a) three (3) business days after notice to Sublessee of TPA receipt of all of said three (3) general contractors bids, or (b) eight (8) business days after TPA's delivery of such bid solicitation to such general contractors, Sublessee shall select one (1) of such general contractors that submitted a bid to undertake the construction and improvement of the Premises.

               (d) Section 10.1 of Master Lease Not Applicable. Master Lessor, TPA and Sublessee acknowledge and agree that Section 10.1 of the Master Lease does not apply to any build out, addition, alteration, construction or improvement by or on behalf of Sublessee or under this Sublease.

          14. No Liability. TPA shall not be liable to Sublessee for any damage to Sublessee or Sublessee's property from any cause, except that TPA shall be liable to Sublessee for damage to Sublessee or Sublessee's property resulting from the acts or omissions of TPA or its agents, officers, or employees. TPA shall hold Sublessee harmless from all damages arising out of any such damage. Sublessee shall hold TPA harmless from all damages arising out of any damage to any person or property occurring in, on, or about the Premises, except that TPA shall be liable to Sublessee for damage resulting form the acts or omissions of TPA or its agents, contractors, officers, or employees.

          15. Hazardous Substances. Sublessee shall not cause or permit any "Hazardous Substances" (as herein defined) to be used, stored, generated or disposed of in, on or about the Premises by Sublessee, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in the activities which are permitted in this Sublease and which are necessary to Sublessee's business. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefore, shall be used, kept, stored and disposed of in a manner that do not violate any applicable federal, state or local laws or regulations. Sublessee shall indemnify and hold harmless TPA from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Sublease Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Premises by Sublessee, Sublessee's agents, employees, contractors or invitees. As used herein, "Hazardous Substances" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any state or local government or by the United States government. "Hazardous Substances" includes any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substances" includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

          16. Brokers. TPA and Sublessee warrant and represent, each to the other, that it has had no dealings with any other broker or agent in connection with this Sublease, except for (1) Grubb & Ellis, the broker representing Sublessee, and (2) TPA Realty Services, Inc., the broker representing TPA, each of which brokers shall be paid by TPA under a separate commission agreement. TPA and Sublessee shall indemnify and hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Sublease or the negotiation thereof. TPA hereby discloses that TPA is a broker in the State of Georgia but acting as a principal in this transaction.

          17. Renewal Option. As a condition precedent to Sublessee's ability to exercise the renewal option rights of Lessee under Special Stipulation 2 of the Master Lease, Master Lessor must approve the financial status of Sublessee no later than two hundred seventy (270) days prior to the expiration of the original Lease Term under the Master Lease. If Sublessee desires to exercise such renewal option, then Sublessee shall submit written notice to Master
Lessor and TPA no later than ten (10) months prior to the expiration of the original Lease Term under the Master Lease. Sublessee shall submit to TPA and Master Lessor all information reasonably requested by either of them for such approval, including, without limitation, Sublessee's most recent audited financial statements. Master Lessor shall approve or disapprove of such financial status no later than thirty (30) days after the submission of the last information requested by Master Lessor or TPA, with the failure so to approve or disapprove deemed a disapproval. If Master Lessor so approves Sublessee, then Sublessee is entitled to exercise such renewal option; provided, however, that if TPA so requests, then in lieu of such exercise, Master Lessor and Sublessee shall, within fifteen (15) days after the later of such approval by Master Lessor or such TPA request, enter into a direct lease for the Premises under the terms and conditions of the Master Lease and this Sublease, and release TPA from all obligations under the Master Lease, this Sublease, and all related agreements, each subject to the prior approval of TPA.

          18. Parking. Sublessee shall be entitled to have designated, by appropriate pavement markings, four (4) parking spaces of its choice to be marked as "TSI." parking for the exclusive use of Sublessee's employees and visitors; provided, however, neither Master Lessor nor TPA shall be obligated to police such parking spaces.

          19. Generator/HVAC. Subject to the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of Master Lessor and TPA, Sublessee may (and Master Lessor agrees that Sublease may), at Sublessee's sole cost and expense, install, maintain, repair, replace and test (but not more often than once per week during nonbusiness hours) a generator (including fuel tanks and lines, batteries, electrical connections and other necessary appurtenances) within an area of the Premises so prior approved by Master Lessor and TPA, so long as (i) such generator does not materially adversely affect the building systems, (ii) upon termination of this Sublease, Sublessee shall, promptly and at its sole cost and expense, remove the generator and repair the Premises to their original condition, normal wear and tear only excepted, and (iii) Sublessee shall indemnify and hold harmless Master Lessor and TPA from and against any and all costs, claims, losses, damages or expenses arising out of or relating to such generator. Sublessee shall have (and Master Lessor agrees that Sublessee shall have) the right to control the HVAC environment within the Premises.

          20. Quiet Enjoyment. So long as Sublessee shall observe and perform the covenants and agreements binding upon it (i) hereunder and (ii) under the Master Lease, Sublessee shall be entitled to peacefully have and quietly enjoy possession of the Premises, subject at all times to this Sublease and the Master Lease.

          21. Master Lessor's Estoppel Certificate. Upon execution of this Sublease, TPA shall request from Master Lessor an estoppel certificate (i) affirming the absence of any uncured default under the Master Lease, (ii) acknowledging that the Master Lease is in full force and effect as modified,
(iii) acknowledging that TPA is currently paying rent with no offsets or claims, and (iv) acknowledging that Sublessee's intended use of the Premises as an office facility is permitted under the Master Lease and not in violation of any restrictive covenant applicable to the Premises, including, without limitation, those items set forth under Section 26 of the Master Lease. Master Lessor may qualify its estoppel certificate to its knowledge. TPA shall use commercially reasonable efforts to obtain and deliver such estoppel certificate to Sublessee no later than thirty (30) days after the date of this Sublease.

          22. Corporate Authority. Each individual executing this Sublease on behalf of Master Lessor, TPA or Sublessee, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of such party.

          23.  Miscellaneous.  This Agreement and any Exhibits attached hereto:

               (a) Contain the entire agreement among the parties hereto with respect to the subject matter covered hereby;

               (b) May not be amended or rescinded except by an instrument in writing executed by each of the parties hereto;

               (c) Shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto;

          24. Consent of Master Lessor. In accordance with Section 11 of the Master Lease, Master Lessor hereby consents to this Sublease.

          25. Standard of Reasonableness for Consents. Except where specifically provided for to the contrary, whenever under this Sublease TPA or Sublessee is entitled or required to consent to any matter or action, such consent shall not be unreasonably withheld, conditioned or delayed.

          26. Indemnity. TPA shall take no action or fail to take a required action which would cause a default under the Master Lease and shall, notwithstanding the provisions of Section 8 hereof, indemnify and hold Sublessee harmless from and against any and all losses, damages, claims, expenses (including reasonable attorneys' fees) and costs incurred by Sublessee as a result thereof. Sublessee shall take no action or fail to take a required action which would cause a default under the Master Lease and shall, notwithstanding the provisions of Section 8 hereof, indemnify and hold TPA harmless from and against any and all losses, damages, claims, expenses (including reasonable attorneys' fees) and costs incurred by TPA as a result thereof. TPA shall immediately deliver all notices of default under the Master Lease to Sublessee.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.


                                SUBLESSEE:
                                ----------

                                TOWNE SERVICES, INC., a Georgia corporation

                                By: /s/ Henry M. Baroco
                                   ---------------------------------------------
                                      Name: Henry M. Baroco
                                           -------------------------------------
                                      Its:  President
                                           -------------------------------------



                                Attest:  /s/ Chez Echeverri
                                        ----------------------------------------
                                      Name: Chez Echeverri
                                           -------------------------------------
                                      Its:  Assistant Secretary
                                           -------------------------------------


                                   [CORPORATE SEAL]

                                    TPA:

                                    TECHNOLOGY PARK/ATLANTA, INC., a Georgia corporation



                                    By: /s/ Richard R. O'Brien
                                        -------------------------------------
                                            Name:  Richard R. O'Brien
                                                 ----------------------------
                                            Its:   President
                                                 ----------------------------

                                            [CORPORATE SEAL]

                                         MASTER LESSOR:



                                         METROPOLITAN LIFE INSURANCE COMPANY, a
                                         New York corporation



                                         By: /s/ John F. Loehr
                                             -----------------------------
                                             Name :  John F. Loehr
                                                   -----------------------
                                             Its:    Managing Director
                                                 -------------------------

                                             [CORPORATE SEAL]

                                  EXHIBIT "A"



                                 Master Lease

 STATE OF GEORGIA

 COUNTY OF FORSYTH

                                      LEASE


         THIS LEASE, made this 20th day of March, 1997, between TECHNOLOGY PARK/ATLANTA, INC., a Georgia Corporation (hereinafter called "Lessor"), and SQL FINANCIALS INTERNATIONAL, INC., a Delaware Corporation (hereinafter called "Lessee");

                               WITNESSETH: THAT,

         WHEREAS, Lessor is the owner of that certain building situated at 3950 Johns Creek Court Suwanee, Forsyth County, Georgia (hereinafter called the "Building") and located on the property (hereinafter called the "Land"; the Land and the Building are herein collectively called the "Property") described on EXHIBIT "A", attached hereto and by this reference incorporated herein; and

         WHEREAS, Lessee wishes to lease from Lessor approximately 41,158 rentable square feet (37,562 usable square feet) of the Building, which area is outlined in red on the diagram marked Exhibit "B", attached hereto and by this reference incorporated herein and made a part hereof (hereinafter called the "Premises");

         NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessor has not made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. No easement for light or air is included in the Premises.

         FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

         1. TERM. Subject to Section 22 hereof, the term (hereinafter called the "Lease Term") of this Lease shall commence on June 15, 1997 (hereinafter called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at 11:59 p.m. on the day before the date which is eighty-five (85) months after the Commencement Date.

         2. RENT.

         2.1 The annual base rental (hereinafter called "Annual Base Rental") for the Premises shall be THREE HUNDRED EIGHTY SIX THOUSAND FOUR HUNDRED SEVENTY THREE AND 68/100 DOLLARS ($386,473.68). The Annual Base Rental shall be payable in equal monthly installments of THIRTY TWO THOUSAND TWO HUNDRED SIX AND 14/100 DOLLARS ($32,206.14) (hereinafter called "Base Rent") in advance on the first day of each and every calendar month during the Lease Term. Base Rent shall be prorated at the rate of 1/30th of the Base Rent per day for any partial month. Beginning July 1, 1998 and each July 1 thereafter throughout the Lease Term, the Annual Base Rental and Base Rent shall automatically increase by an amount equal to three percent (3%) over the preceding twelve month's Annual Base Rental, and Base Rent. The first monthly Base Rent payment (for the period beginning June 15, 1997 through July 14, 1997) shall not be required to be paid.

or agrees to pay (whether designated Base Rent, additional rent, costs, expenses, damages, losses, or otherwise) (all of which are hereinafter called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, setoff, abatement counterclaim, or defense, except as otherwise provided for in this Lease. If any Amount Due is not received by Lessor within five (5) days after written notice following the date on which it is due, Lessee shall pay Lessor a late charge equal to five percent (50%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor. If such Amount Due is not paid, within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (I) the prime rate of interest announced by Wachovia Bank of Georgia, N.A., or its successors, from in time to time for 90-day unsecured loans to its best commercial customers plus five percent (50%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, c/o Technology Park/Atlanta, Inc., Suite 150, 11555 Medlock Bridge Road, Duluth, Georgia 30155, or at such other place or places as Lessor may from time to time designate in writing.

         2.3 Contemporaneously with the execution of this Lease, Lessee shall pay Lessor a security deposit in the amount of NINETY SIX THOUSAND SIX HUNDRED EIGHTEEN AND 42/100 DOLLARS ($96,618.42) (hereinafter called the "Security Deposit") to be held by Lessor without interest for the performance by Lessee of Lessee's covenants and obligations under this Lease. If Lessee shall at any time fail to pay any Amount Due, Lessor may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Security Deposit to the extent necessary toward the payment of any such Amount Due. In the event Lessor applies the Security Deposit or a portion thereof as provided in this paragraph 2.3, Lessee shall immediately upon notice from Lessor of such application pay the amount so applied to Lessor, it being the intent of the parties that the Security Deposit held by Lessor always be in the amount stated above. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Lessor's damages in the event of any default by Lessee. If, at the expiration or other termination of this Lease, Lessee is not in default of any of its covenants, the Security Deposit shall be returned by Lessor to Lessee with accrued interest. Lessor agrees to deposit the Security Deposit in an interest bearing account with a federally insured national bank, which shall earn and accrue interest as may from time to time be normally paid at said bank. Providing Lessor has no outstanding claim on the Security Deposit, then Lessor shall return the Security Deposit plus earned interest to Lessee within thirty
(30) days following the expiration date of the Lease

         3. INTENTIONALLY DELETED

         4. SHARED EXPENSES.

         4.1 During the Lease Term, Lessee shall pay as additional rent Lessee's Proportionate Share (as hereinafter defined) of Shared Expenses (as hereinafter defined). Lessee shall also pay as additional rent all other charges, costs and expenses not included within Shared Expenses which are incurred by Lessor as a result of any use of the Premises by Lessee. Lessees Proportionate Share of Shared Expenses shall be prorated as necessary for any year during which this Lease is effective for less than the full twelve month calendar year. Shared Expenses shall be calculated on an accrual basis.

         4.2 "Total Rentable Area" shall mean all space within the Building designed and designated for individual tenant occupancy whether such space is currently subject to a lease by an individual tenant or not, including publicly used hallways, stairways, elevators, restrooms, entryways, atriums or similar areas used in common with other tenants of the Building, if any. The parties hereby acknowledge that the Total Rentable Area within the Building is 71,208 square feet.

         4.3 "Lessees Proportionate Share" shall mean that proportion of the Shared Expenses that the area of the

Premises bears to the Total Rentable Area of the Building. Specifically, the parties acknowledge that the Premises occupied by Lessee are 41,158 square feet out of a Total Rentable Area of 71,208 square feet; therefore, for any applicable period, the Lessees Proportionate Share of Shared Expenses, to be paid by Lessee to Lessor, is 57.80%.

         4.4 For purposes of this Lease, the term "Shared Expenses" shall mean the operating and maintenance expenses incurred by Lessor pertaining to all areas of the Building and the Land used in common with other tenants of the Building, including, but not limited to, the exterior structure, walls and roof of the Building, publicly used hall walkways, stairways, lawns, gardens, sidewalks, driveways and parking lots (herein collectively called the "Common Area"). Shared Expenses shall include, but not be limited to:

               4.4.1 The wages and salaries of all employees directly engaged in the operation and maintenance of the Common Area, including employers' Social Security taxes, unemployment, and other employment taxes which may be levied on or with respect to such wages and salaries, and attributable overhead expenses.

               4.4.2 All janitorial and other cleaning expenses and office supplies and material used in the operation and maintenance of the Common Area by Lessor.

               4.4.3 The cost of water, sewer, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Lessor for the Common Area and the cost of maintaining the systems supplying the same.

               4.4.4 The cost of all agreements for maintenance and service of the Common Area, including, but not limited to, agreements relating to pest control and the cleaning and maintenance of equipment.

               4.4.5 The cost of all sprinkler systems, fire extinguishers, fire hoses, security services and protective services or devices rendered to or in connection with the Land and the Building or any part thereof.

               4.4.6 Insurance premiums for insurance for the Building and Land required to be maintained by Lessor thereunder or which Lessor deems appropriate (exclusive of additional premiums caused and paid for by Lessee or other tenants of the Building).

               4.4.7 The cost of repairs and general maintenance of the Common Area and Land, including, but not limited to: maintenance of common facilities; lawn mowing, gardening, landscaping and irrigation of landscaped areas; line painting, pavement maintenance, sweeping and sanitary control; removal of snow, trash, rubbish, garbage and other refuse; the cost of personnel to implement such services, to direct parking and to police the common facilities; the cost of exterior and interior painting; and the cost of maintenance of sewers and utility lines.

               4.4.8 The amortization (together with reasonable financing charges) of the cost of installation of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the first class nature of the Property.

               4.4.9 All taxes, assessments and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed or otherwise imposed against the Land, street lights, personal property, or rents, or on the right or privilege of leasing the Land or collecting rents thereon by any federal, state, county or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments attributable to the Building or its operation, including but not limited to any Impositions payable by Lessor pursuant to Section 16 hereof; but exclusive of federal or state income taxes of Lessor.

               4.4.10 All management expenses attributable to the Common Area and Land, including, but not limited to: administrative expenses associated with collecting rent, arranging for and assuring continuity of Common Area services, supervising maintenance or repair, enforcing rules and regulations and generally assuring compliance with the terms of this and other leases; salaries or wages of persons employed or contracted to manage the Building; the cost of supplies and materials, equipment and furnishings necessary for such management functions; the cost of telephone service, attributable overhead expenses and any other expenses and management fees directly relating to the management of the Building. The management fee will not exceed 3% of the Building gross revenue.

             4.4.11 All assessments (if any) assessed against the Land during the Lease Term pursuant to any protective covenants now or hereafter of record against the Land, including, without limitation, any assessments imposed for the maintenance and repair of the common areas of Johns Creek pursuant to the covenants described in Section 26 hereof.

             4.4.12 Those items specified in paragraph 7.1 hereof which are Lessees responsibility to maintain.

             4.4.13 Any cost or expense which is normally treated in accordance with generally accepted accounting principals as being of a capital nature shall not be included as Shared Expenses.

             4.4.14 Any cost or expense for which the Lessor receives reimbursement from insurance proceeds (exclusive of the amount of the insurance deductible) shall not be included as a Shared Expense.

         4.5 Nothing contained in this Section 4, including, but not limited to the definition of "Shared Expenses" contained in Paragraph 4.4 hereof, shall imply any duty on the part of Lessor to pay any expense or provide any service, except as otherwise provided for herein.

         4.6 Prior to the Commencement Date and prior to each December 31 thereafter during the Lease Term, Lessor shall reasonably estimate the amount of Shared Expenses and Lessee's Proportionate Share of Shared Expenses for the ensuing calendar year or (if applicable) fractional portion thereof and notify Lessee in writing of such estimate. Such estimate shall be made by Lessor in the exercise of its sole discretion. The amount of additional rent specified in each such notification shall be paid by Lessee to Lessor in equal monthly installments in advance on the Commencement Date and on the first day of each calendar month thereafter during the Lease Term, at the same time and in the same manner as Base Rent.

         4.7 On or before each March 1 during the Lease Term, Lessor shall advise Lessee of the amount of actual Shared Expenses for such prior calendar year or fractional part thereof (if applicable). If Lessees Proportionate Share of Shared Expenses for such calendar year proves to be greater than the estimated amount, Lessor shall invoice Lessee for the deficiency as soon as practicable after the amount of underpayment as been determined, and Lessee shall pay such deficiency to Lessor within thirty (30) days following its receipt of such invoice. If, however, Lessees Proportionate Share of Shared Expenses for such calendar year is lower than the estimated amount, Lessee shall receive a credit toward the next ensuing monthly payment of the estimated amount of Lessee's Proportionate Share of Shared Expenses in an amount of such overpayment, provided however, that in the event of the expiration or other termination of this Lease, Lessee shall be refunded such overpayment as soon as practicable thereafter after the amount of overpayment has been determined but in no event not later than thirty (30) days after the date of such expiration or other termination.

         4.8 Lessee may, upon ten (10) days' prior written notice to Lessor, at Lessee's expense and at any reasonable time, audit the books and supporting documentation of Lessor pertaining exclusively to the calculation of Shared Expenses. If Lessee disputes the amount of additional rent due pursuant to paragraph 4.7 hereof, Lessee may institute arbitration proceedings and such dispute shall be settled by arbitration in the City of Atlanta, Georgia, by a panel of time members in accordance with the rules then in effect of the American Arbitration Association; provided, however, that Lessee shall immediately pay any disputed amount to Lessor, and if the arbitrators find that Lessee has paid more than Lessee's Proportionate Share of Shared Expenses for the previous calendar year, Lessor shall immediately pay such amount to Lessee. The decision of the arbitrators acting thereunder shall be binding and conclusive upon the parties. Lessor and Lessee shall each pay one-half of the cost of such arbitration; provided, however, that if the arbitrators determine that the arbitration proceedings were not instituted in good faith by Lessee, Lessee shall pay the full cost thereof.

     5. USE.

         5.1 Lessee (and its permitted assignees and subtenants) shall use the Premises only for general business, administrative, sales, service, and product development, not in violation of the protective or restrictive covenants hereinafter referred to, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises either within or without the Building.

         5.2 Lessee shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be objectionable to Lessor or to any tenant, occupant, or other person in the Building. Lessee shall not make or permit any odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

         5.3 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Lessor may designate. Under no circumstances shall Lessee allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Lessee acknowledges that violations of this Paragraph 5.3 shall constitute a material breach of this Lease.

         5.4 Lessee shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property.

         5.5 Lessee shall not use, handle, store, deal in, discharge, or fabricate any environmentally hazardous wastes, substances or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto except for cleaning supplies, toners, and similar materials which are not in reportable quantities as defined and required by Federal or State Laws.

     6. UTILITIES AND SERVICE.

         6.1 Lessee shall pay during the Lease Term the costs of all utilities furnished to the Premises, including, without limitation, water, gas (if any), electricity, sewer and refuse disposal. To the extent water, sewer and refuse disposal for the Premises and other tenant space within the Building are not separately billed to Lessee and the other tenants of the Building, the costs for such services shall be paid by Lessee to Lessor as a Shared Expense. Lessee shall be solely responsible for the payment of all telephone and cable charges, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which shall be installed at the request of Lessee. The furnishing of and cost of janitorial services for the Premises shall be the sole responsibility of Lessee.

         6.2 Except in the event of Lessor's negligence or willful misconduct, Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee's licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Lessee (hereinafter collectively referred to as "Lessee Parties"), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any utility service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or any of them. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Amount Due in the manner and amounts, and promptly at the times set forth herein.

         7. MAINTENANCE.

         7.1 Lessor shall not be obligated to maintain or make any repairs or replacements to the Premises during the Lease Term except for the roof, foundation, exterior walls (excluding, however, glass doors), all exterior sewer and exterior utility lines to the Building, and the Common Area, and Lessee covenants and agrees to assume all responsibility of repair and maintenance of the Premises.

         7.2 Upon commencement of the Lease Term, Lessee shall accept (excepting Punch List items) the Premises for its intended use, and Lessee shall, at its sole cost, risk, expense and liability, keep and maintain the Premises in good order and repair, and in compliance with all applicable governmental codes, ordinances and regulations. Lessee shall also (i) keep all sewer and utility lines servicing the Premises, including, without limitation, all sewer connections, plumbing, heating, ventilating and air conditioning equipment and appliances, wiring and glass, in good order and repair; (ii) provide janitorial services for the Premises; and (iii) keep the Premises free from all litter, dirt, debris and obstructions and in a clean and sanitary condition. Lessee shall enter into a contract approved by Lessor for the maintenance of all heating, ventilating, and air conditioning equipment located in or serving the Premises. At all times the Premises shall be kept in accordance with the standards then prevailing in Johns Creek and all such maintenance, repair, replacement and work performed pursuant to this section shall be performed in accordance with such standards.

         7.3 At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and the keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission of Lessee, or ordinary wear and tear only, excepted.

         7.4 Nothing in this Section 7 shall be deemed to relieve Lessee from any liability which Lessee may have to Lessor under the terms of this Lease or otherwise, on account of any damage as may be caused to the Premises or the Building by the negligence or misconduct of Lessee or any of the Lessee Parties.

         7.5 As used in this Section 7, "repair and maintenance" shall include repairs and replacements, and the standard shall be the good, clean and safe condition of a first class business park building in north suburban Atlanta, Georgia.

         8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required thereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this

Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee thereunder, nor operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease.

         9. PROPERTY AND LIABILITY INSURANCE.

         9.1 Throughout the Lease Term, Lessor will insure the Building (excluding foundations and excavations), the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Lessor (excluding any property Lessee is obliged to insure pursuant to Paragraph 9.3 below) against damage by fire and the perils insured in the standard all risk coverage endorsement. Lessor shall also, throughout the Lease Term, carry public liability insurance with respect to the ownership and operation of the Building.

         9.2 Lessee shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal business park building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

         9.2.1 Declare a default by Lessee, and thereupon the provisions of
Section 12 shall apply; or

         9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Lessee shall forthwith pay the cost thereof to Lessor as additional rent; and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply (Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the reentry); or

         9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent thereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of written demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessee acknowledges that it has no right to receive any proceeds from any insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

         9.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Lessee, Lessor, and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

         9.3.1 Upon property of every description and kind owned by Lessee and located in the Building or for which Lessee is legally liable or which was installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures (excluding, however, those improvements, if any, installed by Lessor in accordance with paragraph 10.1 hereof), against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

         9.3.2 Public liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above; and shall also include coverage for "Fire Legal" liability with respect to the Premises in an amount not less than $ 100,000 or such higher limits as Lessor may reasonably require from time to time.

         9.3.3 Workers' compensation insurance in the amount required by law to protect Lessee's employees; and

         9.3.4 Any other form or forms of insurance that Lessor may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

         9.4 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Lessee shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor. Certificates evidencing renewals shall be delivered to Lessor no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. AU insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

         9.5 Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or insurable (whether or not such insurance is obtained) in policies of fire and extended coverage insurance covering such property even if such loss or damage shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible (other than acts, such as intentional wrongdoing or criminal conduct, that are not waived in the standard waiver of subrogation provision in commercial property insurance at the time of the loss or damage).

         10. ALTERATIONS AND IMPROVEMENTS.

         10.1 Lessor shall improve the Premises in accordance with working drawings to be approved by Lessee and Lessor prior to commencement of construction. Lessor shall have such work performed promptly, diligently and in a good and workmanlike manner. Lessor shall provide Lessee with an allowance (the "Allowance") of EIGHT HUNDRED TWENTY THREE THOUSAND ONE HUNDRED SIXTY AND NO/100 DOLLARS ($823,160.00) ($20.00 per rentable square foot) for the design, supervision and construction of the improvements to the Premises in accordance with such drawings, including, without limitation, all costs of design, all costs of materials and labor to install such improvements, (Lessor will not charge an overhead and supervisory fee for initial design and construction), and Lessor will pay all such costs as and when incurred by Lessor on a timely basis to the extent of the Allowance. Lessor shall provide at Lessor's expense, the base Building improvements which include the slab, four exterior walls, roof, main sprinkler lines, standard window blinds, dock high loading doors, and exterior improvements, and does not include alteration of loading dock doors, striping parking on the truck court, mechanical systems, electrical distribution or plumbing (excepting main domestic water and sewer lines). If such costs should exceed the Allowance, then Lessee shall pay for all such costs in excess of the Allowance on the Commencement Date. Prior to the Lease Commencement Date, Lessor and Lessee will inspect the Premises to determine any deficiencies in construction of the improvements ( the "Punch List") and Lessor will work diligently to correct; or start to correct, Punch List items within thirty (30) days following their disclosure. Lessor shall withhold ten percent (10%) of the Allowance from the general contractor until such tune as the Punch List items have been completed.

         10.1.1 The Lessor and Lessee agree to work diligently to complete architectural, mechanical, electrical, plumbing, and finish schedule construction drawings by; April 1, 1997 and, to price, permit, and issue a release for construction by April 21, 1997. The Lessor will make a reasonable effort to provide early access to the premises for the purpose of installing telecommunications and computer network cabling, and to begin installation of modular furniture. In the event the Lessor has not received a complete set of construction drawings which have been approved and released for construction by Lessee and permitted by April 21, 1997, then the extent of the delay from said date shall correspondingly delay those dates included in Section 10.1.1 and
Section 22 hereof. Any such delays other than those prescribed in Section 22 shall not extend or delay the payment of Base Rent as prescribed in Section 2.1.

         10.1.2 Any contractor/supplier warranties applying to work or materials performed by Lessor on behalf of Lessee shall be assigned to Lessee.

         10.1.3 Lessor and Lessee will cooperatively work together with the contractor to timely satisfy any punch list items which have not been completed prior to the Commencement Date.

         10.2 Lessee shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, delay or condition. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work.

         10.3 Lessee shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within ten (10) days after Lessee has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien, or such claim or notice thereof, to be discharged within the ten-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon at the rate set forth in paragraph 2.2 hereof from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

         10.4 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Notwithstanding the foregoing, however, Lessor may elect that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term, and, if Lessor so elects, it shall be Lessee's obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Lessee. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in paragraph 9.3.1 hereof, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed on behalf of Lessee, the Lessee Parties, or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

         10.5 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any act or omission of Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand at the rate set forth in paragraph 2.2 hereof.

         11. ASSIGNMENT OR SUBLETTING.

         11.1 Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the restrictive covenants described in Section 26 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent audited financial statements of the proposed assignee or subtenant and such other information as Lessor reasonably requires. For purposes of this Section 11, a transfer of more than fifty percent (50%) of the outstanding and issued voting stock of Lessee shall be deemed an assignment within the meaning of and be governed by this Paragraph. Lessor specifically acknowledges that a Public Offering or private placement of the stock of Lessee in which new shares are issued for fair value determined by the board of Lessee shall not be considered an assignment requiring the Lessors consent hereunder. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting.

         11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a lessee in place of Lessee herein named, and without releasing
Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

         12. DEFAULTS.

         12.1 In the event that (1) Lessee shall fail to pay the Base Rent or any other Amount Due for more than five (5) days after Lessor's written notice of such failure, or (ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building and such failure to comply continues for ten (10) days after Lessor's written notice to Lessee thereof, or (iii) Lessee shall fail for more than thirty (30) days after written notice thereof from Lessor to Lessee to comply with any term, provision, condition or covenant of any other agreement between Lessor and Lessee;

         12.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately upon expiration of ten (10) days from the date of the service upon Lessee of written notice to that effect, without any further notice or demand. In the event Lessor shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Lessee shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Lessees former estate, and expel, remove, and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. Lessee shall indemnify Lessor for all loss, cost, expense, and damage which Lessor may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Lessor may, at its option, recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Premises (including, without limitation, attorneys' fees and cost of suit), (b) the unpaid rent earned at the time of termination, plus late charges and interest thereon at the rate specified in paragraph 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, and (d) any other sum of money and damages owed by Lessee to Lessor.

         12.1.2 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any relating shall be applied first to the payment of any indebtedness other than rent due thereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand.

         12.1.3 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid.

         12.1.4 Recover any and all costs incurred by Lessor arising out of or from the default, including but not limited to reasonable attorneys' fees.

         12.2 In addition to any other rights which Lessor may have, Lessor, in person or by agent may enter upon the Premises and take possession of all or any part of Lessees property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including, without limitation, attorneys' fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law. Such sale shall bar Lessee's right of redemption.

         12.3 In the event of a default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including, without limitation, injunction and specific performance.

         12.4 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

         13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessees assets or to take charge of Lessees business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation thereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgement dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Lessor elects to terminate this Lease as provided for in this Section, Lessee shall pay forthwith to Lessor as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Lessee acknowledges that said sum is reasonable and shall not be construed as a penalty.

         14. DAMAGE AND CONDEMNATION.

         14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within one hundred twenty (120) days of the date of the event causing the damage, Lessor may, at Lessor's option, repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Paragraph 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred twenty (120) day period, Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred twenty
(120) days of the date of the event causing the damage, Lessor may by written notice to Lessee terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessees personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Paragraph 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof.

         14.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any portion thereof, then Lessor, at its option, may terminate this Lease upon twenty (20) days' prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this Paragraph 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within one hundred twenty (120) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction within one hundred twenty (120) days after the date of physical taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable thereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

         14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (hereinafter collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred twenty (120) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred thirty (130) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event be any abatement of rent nor any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred twenty (120) days.

         15. TAXES.

         15.1 Subject to Lessee's obligation to pay its Proportionate Share thereof as a Shared Expense, Lessor shall pay all taxes, assessments and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof (herein called "Impositions"), levied, assessed or otherwise imposed by any lawful authority or payable with respect to the Land or the Building.

         15.2 If at any time during the Lease Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax, assessment levy, fee or other charge: (1) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Premises and imposed upon Lessor; or (iii) measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based, shall be deemed to be included within the definition of "Impositions". The tax, levy, or other imposition to which reference is made hereinabove shall include sales, excise or similar taxes, but shall not include any net income, franchise, estate or inheritance taxes imposed on Lessor.

         15.3 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Land, which tax or assessment is attributable to a portion of the Common Area being parking-facilities available to the Lessee, its servants, agents, employees, invitees, licensees, contractors or subcontractors, such tax or assessment shall be included within the definition of "Impositions".

         15.4 On behalf of Lessor and at Lessee's sole cost and expense, Lessee may contest any assessment or the imposition of any Tax against the Land or the Building. Lessor agrees to execute appeals, petitions, suit papers and other documents legally necessary in connection with any such contest and, at no expense to Lessor, to cooperate reasonably in such proceedings, all upon Lessee's written request. During any such contest, Lessee shall take all steps legally necessary, including payments under protest to prevent foreclosure and public sale or other divesting of Lessor's title by reason of nonpayment of taxes.

     16. LIABILITY OF LESSOR.

         16.1 Except in the event of Lessor's negligence or willful misconduct and subject to paragraph 9.5 hereof, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted assignee or subtenant thereunder, (b) any act or negligence of Lessee or any of the Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor. Lessee shall not be liable to Lessor, or Lessor's averts, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use of the Premises, or any sidewalks, entranceways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise.

         16.2 Lessee expressly agrees to took solely to Lessor's interest in the Property for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors-in-interest.

     17. RIGHT OF ENTRY.

         17.1 After reasonable notice to Lessee (except in case of an emergency) Lessor reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel, but Lessor shall not materially interfere with Lessee's normal operation. Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Paragraph 17.1 shall imply any duty on the part of Lessor to repair, maintain, alter, improve, or remodel.

         17.2 After reasonable notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or tenants.

         18. BUILDING RULES AND REGULATIONS. Lessor reserves the right to establish reasonable rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time, and shall be uniformly applicable to all tenants in the Building. Lessee shall comply with any rules and regulations established by Lessor pursuant to this Section 18.

         19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Lessee, or if this Lease should terminate for any cause, or if Lessee should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Lessee or its assignees, subtenants, agents, servants, employees, contractors, or any other person controlled by Lessee or claiming under Lessee should leave any property of any kind or character in or upon the Premises, such property shall be the property of Lessor and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Lessor's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Lessee nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Lessor. Lessor, its agents or attorneys, shall have the right and authority without notice to Lessee or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of said property.

         20. OTHER INTERESTS.

         20.1 This Lease and Lessee's interest thereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"); provided, however, that this subordination shall be effective if, and only if, the holder of any such Mortgage shall execute a subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Lessee agreeing that Lessee's rights to occupy the Premises in accordance with the terms of this Lease shall not be disturbed following foreclosure or delivery of a deed in lieu of foreclosure unless Lessee is in default of its obligations hereunder beyond applicable notice and cure periods. As of the date hereof, no Mortgage presently encumbers the Building. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof, and, in the event of a failure so to do, Lessor may, in addition to any other remedies for breach of covenant thereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

         20.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

         21. LANDLORD'S LIEN. All property of Lessee now or subsequently located upon the Premises during the Lease Term shall be held and bound by a lien for payment of rent, damages and all other payments required to be made by Lessee under this Lease, and for full performance of all agreements to be performed by Lessee hereunder.

         22. DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by June 15, 1997 rent shall abate until possession is given, but Lessor shall not be liable to Lessee for such failure, and the Commencement Date shall become the date on which possession is given. Notwithstanding the foregoing, however, if the Premises are not available for occupancy by Lessee on August 15, 1997, this Lease shall be voidable by either party, and if voided, all payments made to Lessor by Lessee hereunder, if any, shall be immediately refunded to Lessee by Lessor; provided, however, that such date shall be extended to the extent that construction is delayed by any of the reasons set forth in Section 8 or other conditions beyond Lessor's control or by amendments to the working drawings for the improvements to the Premises requested by Lessee. The Premises shall be "available for occupancy" when a Certificate of Occupancy has been issued for the Premises.

         23. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Lessee under Paragraph 2.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the hold-over period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.

         24. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition therefore

         25. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

         26. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted. It is expressly acknowledged that all uses of the Building and Premises are subject to the covenants, conditions and restrictions of Forsyth County filed at Deed Book 578, Page 504, Forsyth County, Georgia, records, as amended and extended.

         27. SIGNS. Lessee shall not install paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the Common Areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs. Lessee shall have the right to place its corporate name on the Building monument sign, which sign face will be shared with other Building tenants. The signage will be subject to approval from the Johns Creek architectural design review committee.

         28. INTENTIONALLY DELETED.

         29. ESTOPPEL CERTIFICATE. Lessee shall at any time and from time to time, upon not less than ten (10) business days' prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets or claims, and that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information (including but not limited to the most recent financial statements) reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

         30. SEVERABILITY. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

         31. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

         32. CUMULATIVE REMEDIES. In the event of any default, breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

         33. PARKING AREAS AND COMMON AREA CONTROL.

         33.1 Lessee acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing does not materially and adversely affect ingress to and egress from the Building or the Premises.

         33.2 Lessee and the Lessee Parties shall not use more than Lessee's proportionate share of the parking spaces in the parking areas made available to the Building by Lessor. Lessee covenants and agrees to fully cooperate with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas. It is expressly understood that Lessee will only require one loading dock to serve the Premises, and that the truck loading area to the rear of the Building will be available for use as a parking area, and Lessee's proportionate share of parking shall be agreed to be four (4) parking spaces per 1,000 usable square feet of leased space.

         34. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the United States mail, return receipt requested, addressed to the parties at the respective addresses set out below:

       If to Lessee:       Prior to the Commencement Date:

                               SQL Financials International, Inc.
                               Two Ravinia Drive
                               Suite 1000
                               Atlanta, Georgia 30346
                               Attn: Vice President
                                     Finance & Administration

                        After the Commencement Date:

                                SQL Financials International, Inc.
                                3950 Johns Creek Court
                                Suite 100
                                Suwanee, Georgia 30024
                                Attn: Vice President
                                      Finance & Administration

       If to Lessor:            Technology Park/Atlanta, Inc.
                                Suite 150
                                11555 Medlock Bridge Road
                                Duluth, Georgia 30155
                                Attention: Executive Vice President

or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distant proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Lessee at the last known address of Lessee.

         35. RECORDING. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

         36. ATTORNEYS' FEES. Lessee or Lessor agrees to pay the other party's reasonable attorneys' fees, collection costs, and other costs and expenses which the prevailing party incurs in enforcing any of the obligations of either party under this Lease.

         37. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead right and exemption.

         38. TIME OF ESSENCE. Time is of the essence of this Lease.

         39. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third parry, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale.

         40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent, or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

         41. BROKERS' FEES. With the exception of Technology Park/Atlanta, Inc., broker representing Lessor and Cott & Lambert Inc., broker representing Lessee; Lessor and Lessee warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Lessor and Lessee hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof.

         42. MISCELLANEOUS.

         42.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

         42.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

         42.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

         For additional terms and stipulations of this Lease, if any, see Exhibit "C", attached hereto and by this reference incorporated herein.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                           LESSOR:  TECHNOLOGY PARK ATLANTA, INC.
                                    a Georgia Corporation


                                    BY: /s/ Richard R. O'Brien
                                        --------------------------------------
                                            Richard R. O'Brien


                                    TITLE:  Executive Vice President
                                          ------------------------------------

                                                    [Corporate Seal]


                           LESSEE:  SQL FINANCIALS INTERNATIONAL, INC.
                                    a Delaware Corporation


                                    BY: /s/ (signature illegible)
                                        --------------------------------------

                                    TITLE:  President
                                          ------------------------------------

                                    ITS:
                                        --------------------------------------

                                    ATTEST: /s/ Arthur G. Walsh, Jr.
                                            ----------------------------------

                                    NAME:       Arthur G. Walsh, Jr.
                                         -------------------------------------

                                    ITS:    VP & Secretary/Treasurer
                                        --------------------------------------

                                                    [Corporate Seal]